UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 10, 2008

Comcast Corporation
(Exact Name of Registrant as Specified in Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

001-32871		27-0000798
(Commission File Number)		(IRS Employer Identification No.)

One Comcast Center Philadelphia, PA		19103-2838
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 286-1700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At its meeting on December 10, 2008, the Board of Directors confirmed that the executive officers of the Company subject to Section 16 of the Securities Exchange Act are Brian L. Roberts, Chairman and Chief Executive Officer; Michael J. Angelakis, Executive Vice President and Chief Financial Officer; Stephen B. Burke, Executive Vice President, Chief Operating Officer and President, Comcast Cable; David L. Cohen, Executive Vice President; Arthur R. Block, Senior Vice President, General Counsel and Secretary; and Lawrence J. Salva, Senior Vice President, Chief Accounting Officer and Controller.  The Board also elected Ralph J. Roberts as Founder and Chairman Emeritus of the Board of Directors in lieu of his current position as Chair of the Executive and Finance Committee of the Board.  Mr. Roberts will continue as an active director and employee of the Company, providing the benefit of his years of experience to the Board, senior executives, and employees.  As a result of these actions, Mr. Roberts is no longer a named executive officer of the Company under Securities and Exchange Commission proxy rules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMCAST CORPORATION

Date:	December 10, 2008	By:	/s/ Arthur R. Block
			Name:	Arthur R. Block
			Title:	Senior Vice President, General Counsel and Secretary